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                                                                  Exhibit 10.28


                                                                    CONFIDENTIAL











                           DEMOGRAPHIC DATA AGREEMENT


                                 By and Between

                              AMERICA ONLINE, INC.

                                       and

                                   IMGIS, INC.


                            Dated as of July 15, 1998

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                                                                    CONFIDENTIAL

                                TABLE OF CONTENTS
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
                                                                            PAGE

ARTICLE 1    DEFINITIONS..................................................     1

             1.1      "Ad Serving Services"...............................     1
             1.2      "Affiliate".........................................     1
             1.3      "AOL Affiliate".....................................     1
             1.4      "AOL Brand Service".................................     2
             1.5      "AOL Network".......................................     2
             1.6      "AOL User"..........................................     2
             1.7      "Commencement Date".................................     2
             1.8      "Covered AOL Partner Site"..........................     2
             1.9      "Demographic Data"..................................     2
             1.10     "Floor Number"......................................     2
             1.11     "Gross Amount"......................................     2
             1.12     "IMGIS AdForce System"..............................     2
             1.13     "IMGIS Competitor"..................................     2
             1.14     "Implementation Schedule"...........................     2
             1.15     "Incremental Revenue Amount"........................     2
             1.16     "License Agreement".................................     2
             1.17     "License Agreement Material Breach".................     3
             1.18     "Losses"............................................     3
             1.19     "Materially Limit or Prohibit"......................     3
             1.20     "Metromail Standards"...............................     3
             1.21     "Minimum Annual Fees"...............................     3
             1.22     "Party" and "Parties"...............................     3
             1.23     "Person"............................................     3
             1.24     "Provision of Demographic Data" and "Provide
                         Demographic Data"................................     3
             1.25     "Targeted"..........................................     3
             1.26     "Third Party".......................................     3
             1.27     "Year One Start Date"...............................     3

ARTICLE 2    ACCESS TO DEMOGRAPHIC DATA...................................     3

             2.1      Access to Demographic Data..........................     3
             2.2      Agreement on Implementation Schedule................     5
             2.3      Definition of "Demographic Data"....................     5
             2.4      No Individual Identification Information............     7

ARTICLE 3            LIMITATIONS OR PROHIBITIONS ON USE OF
                       DEMOGRAPHIC DATA...................................     7

             3.1     Specific Interactive Sites and Specific Advertisers..     7
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                                                                    CONFIDENTIAL

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
             3.2     Rights of AOL........................................     8
             3.3     Definition of "Materially Limit or Prohibit".........     9

ARTICLE 4    PAYMENTS BY IMGIS............................................     9

             4.1     Fees.................................................     9
             4.2     Fees in Event of Nonmonetary or
                        Discounted Consideration..........................    10
             4.3     Guaranteed Minimum Annual Fees.......................    10
             4.4     Payment Procedures...................................    11
             4.5     Late Payment.........................................    12
             4.6     Application of Payments..............................    12
             4.7     Taxes................................................    12
             4.8     No Diversion.........................................    12
             4.9     Books and Records....................................    12

ARTICLE 5            INDEMNIFICATION......................................    13

             5.1     Indemnity by IMGIS...................................    13
             5.2     Indemnity by AOL.....................................    13
             5.3     Procedure............................................    13

ARTICLE 6    LIMITATION ON LIABILITY......................................    14

ARTICLE 7    REPRESENTATIONS AND WARRANTIES...............................    14

             7.1      Mutual Representations and Warranties...............    14
             7.2      Additional Representations and Warranties of IMGIS..    15
             7.3      Disclaimer..........................................    15

ARTICLE 8    CONFIDENTIALITY..............................................    15

             8.1      Confidentiality Obligation..........................    15
             8.2      Nondisclosure of Confidential Information...........    16
             8.3      Exception...........................................    16
             8.4      Survival............................................    16

ARTICLE 9    TERM AND TERMINATION.........................................    16

             9.1      Term................................................    16
             9.2      Termination Rights of Either Party..................    17
             9.3      Additional Termination Rights of AOL................    17
             9.4      Survival............................................    17
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                                                                    CONFIDENTIAL

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
ARTICLE 10   MISCELLANEOUS................................................    18

             10.1     Relationship of the Parties.........................    18
             10.2     Applicable Law......................................    18
             10.3     Consent to Jurisdiction.............................    18
             10.4     Counterparts........................................    19
             10.5     Notices.............................................    19
             10.6     Force Majeure.......................................    20
             10.7     Binding Effect; Assignment..........................    20
             10.8     Entire Agreement....................................    21
             10.9     Recitals, Schedules and Exhibit.....................    21
             10.10    Amendment...........................................    21
             10.11    Severability........................................    21
             10.12    Headings............................................    21
             10.13    No Waiver of Rights.................................    21
             10.14    Remedies Cumulative; Specific Performance...........    22
             10.15    Confidentiality of Agreement........................    22
             10.16    Usage...............................................    22

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                                                                    CONFIDENTIAL
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                          LIST OF SCHEDULES AND EXHIBIT


Schedule 1.13                                        Imgis Competitors

Schedule 3.1                                         Specific Interactive Sites and Specific
(To be attached)                                     Advertisers

Exhibit                                              Implementation Schedule
(To be attached)






                                                                    CONFIDENTIAL

                           DEMOGRAPHIC DATA AGREEMENT


     This DEMOGRAPHIC DATA AGREEMENT (the "Agreement") is entered into as of
July 15, 1998 by and between AMERICA ONLINE, INC., a Delaware corporation having its principal office at 22000 AOL Way, Dulles, Virginia 20166 ("AOL"), and
IMGIS, INC., a California corporation having its principal office at 10101 N.
DeAnza Boulevard, Suite 210, Cupertino, California 95014 ("IMGIS").


                                   WITNESSETH:

     WHEREAS, IMGIS desires to obtain, and AOL is willing to provide IMGIS with, access to certain demographic data with respect to AOL Users (as defined below) for the sole purpose of serving targeted interactive advertisements, on the terms and subject to the limitations and conditions set forth herein, and which shall in no event enable IMGIS to identify such AOL Users.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and undertakings contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:



                                    ARTICLE 1
                                   DEFINITIONS

     In addition to other terms defined elsewhere herein, the following terms shall have the following meanings when used herein (any term defined in the singular shall have the same meaning when used in the plural and vice versa, unless stated otherwise):

     1.1 "AD SERVING SERVICES" has the meaning set forth in the License
Agreement.

     1.2 "AFFILIATE" of any specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person.

     1.3 "AOL AFFILIATE" means: (a) any Affiliate of AOL, where the term
"control" for purposes of Section 1.2 means the direct or indirect ownership or control by AOL of twenty-five percent (25%) or more of the stock or other equity interests of such Person entitled to vote for the election of members of the Board of Directors or similar governing body of such Person, provided, however, that such Person shall cease to be an AOL Affiliate if and when such equity interest becomes less than twenty-five percent (25%) for any reason other than as a result of dilution, and provided, further, that if such equity

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                                                                    CONFIDENTIAL

interest becomes less than twenty-five percent (25%) as a result of dilution, such Person shall cease to be an AOL Affiliate if and when such percentage equity interest is further reduced for any reason other than as a result of dilution; and (b) AOL Bertelsmann Online France S.N.C.

     1.4 "AOL BRAND SERVICE" means the America Online brand online and information service, including future modifications to, implementations of, successors of, and international versions of such service.

     1.5 "AOL NETWORK" has the meaning set forth in the License Agreement.

     1.6 "AOL USER" means a user of the AOL Brand Service who has not elected
(a) not to permit AOL to transmit codes embodying Demographic Data with respect to such user to IMGIS or any Third Party for the purpose of serving Targeted interactive advertisements or (b) not to receive Targeted interactive advertising.

     1.7 "COMMENCEMENT DATE" has the meaning set forth in Section 2.2 below.

     1.8 "COVERED AOL PARTNER SITE" has the meaning set forth in the License
Agreement.

     1.9 "DEMOGRAPHIC DATA" has the meaning set forth in Section 2.3 below.

     1.10 "FLOOR NUMBER" has the meaning set forth in Section 2.4 below.

     1.11 "GROSS AMOUNT" has the meaning set forth in Section 4.1 below.

     1.12 "IMGIS ADFORCE SYSTEM" means any software owned and/or used by, and/or licensed to, IMGIS that enables operators of interactive sites and interactive advertisers to schedule, monitor, serve, traffic and/or target interactive advertising, including the system used by IMGIS to provide services under the AdForce service mark and any related or successor system (including, without limitation, IMGIS' proposed system known as AdForce+ and IMGIS' proposed
"hybrid" system based on the StarPoint Ad System).

     1.13 "IMGIS COMPETITOR" means any of the competitors of IMGIS set forth on
Schedule 1.13 attached hereto.

     1.14 "IMPLEMENTATION SCHEDULE" means the implementation schedule for AOL's
Provision of Demographic Data.

     1.15 "INCREMENTAL REVENUE AMOUNT" has the meaning set forth in Section 4.1 below.

     1.16 "LICENSE AGREEMENT" means the License Agreement between IMGIS and AOL being executed simultaneously with the execution of this Agreement.

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                                                                    CONFIDENTIAL

     1.17 "LICENSE AGREEMENT MATERIAL BREACH" has the meaning set forth in
Section 9.3 below.

     1.18 "LOSSES" means losses, liabilities, suits, claims, costs, expenses
(including reasonable attorneys' fees), penalties, fines, judgments and/or damages (including personal injury or property damages, but excluding indirect, incidental, special or consequential damages of the indemnified Party).

     1.19 "MATERIALLY LIMIT OR PROHIBIT" has the meaning set forth in Section
3.3 below.

     1.20 "METROMAIL STANDARDS" means the standards used by Metromail
Corporation ("Metromail") as of the date hereof to place data included in Metromail's data repositories in specific categories.

     1.21 "MINIMUM ANNUAL FEES" means the minimum annual fees the payment of which is guaranteed by IMGIS as provided in Section 4.3 below, and "QUARTERLY
PORTION" of a Minimum Annual Fee means the quarterly portion of the then applicable Minimum Annual Fee the payment of which is guaranteed by IMGIS on a quarterly basis.

     1.22 "PARTY" means AOL or IMGIS, and "PARTIES" means AOL and IMGIS.

     1.23 "PERSON" means a natural person, a corporation, a partnership, a limited liability company, a trust, a joint venture, any governmental authority, or any other entity or organization.

     1.24 "PROVISION OF DEMOGRAPHIC DATA" means the transmission by AOL of codes embodying Demographic Data (using a one key to many user matching algorithm) with respect to AOL Users and the provision to IMGIS of access to such codes, and "PROVIDE DEMOGRAPHIC DATA" means to implement the Provision of Demographic
Data.

     1.25 "TARGETED" means served to users of interactive media based on specific demographic characteristics.

     1.26 "THIRD PARTY" means any Person that is not a Party to this Agreement.

     1.27 "YEAR ONE START DATE" has the meaning set forth in Section 4.3 below.


                                   ARTICLE 2
                           ACCESS TO DEMOGRAPHIC DATA

     2.1  ACCESS TO DEMOGRAPHIC DATA.

          (a) Following the Commencement Date, in accordance with the terms of the Implementation Schedule, AOL agrees to permit IMGIS to access codes embodying

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                                                                    CONFIDENTIAL

     Demographic Data (using a one key to many user matching algorithm) with respect to AOL Users, access to which codes shall be provided by AOL at the time that each AOL User uses the AOL Brand Service to request delivery of an advertisement to an Internet site other than AOL.com, an Internet site of any AOL Affiliate or any Covered AOL Partner Site. IMGIS shall access such Demographic Data following the Commencement Date for the sole purpose of serving Targeted interactive advertisements using the IMGIS AdForce
     System for or on behalf of Third Parties that have contracted with IMGIS for the serving of Targeted interactive advertisements and for no other purpose, subject to the limitations and conditions set forth in Article 3 below and elsewhere herein. IMGIS shall provide to AOL, on a quarterly basis, a written report signed by an officer of IMGIS describing IMGIS' use of Demographic Data during each quarter, including, without limitation, the Third Parties that have contracted with IMGIS for the serving of Targeted interactive advertisements using Demographic Data.

          (b) Following the Commencement Date, in accordance with the terms of the Implementation Schedule, AOL, at its option, may permit IMGIS to access codes embodying Demographic Data (using a one key to many user matching algorithm) with respect to AOL Users, access to which codes shall be provided by AOL at the time that each AOL User (i) uses the AOL Brand
     Service to request delivery of an advertisement to AOL.com, an Internet site of an AOL Affiliate or a Covered AOL Partner Site, if AOL has requested that IMGIS provide Ad Serving Services for such Internet site under the License Agreement or (ii) receives a screen page on the AOL
     Network on which appears an interactive advertisement, if AOL has requested that IMGIS provide Ad Serving Services for the AOL Network under the License Agreement. IMGIS shall access such Demographic Data following the Commencement Date for the sole purpose of serving Targeted interactive advertisements using the IMGIS AdForce System for or on behalf of AOL, such AOL Affiliate or such AOL Partner and for no other purpose, subject to the limitations and conditions set forth in Article 3 below and elsewhere herein.

          (c) In no event shall IMGIS have the right to recreate, reproduce, compile, store or retain any embodiments or records of Demographic Data, in whole or in part, whether in IMGIS' data center, on any user's hard drive or other component of such user's computer system, or in any other location or for any purpose. IMGIS shall not recreate, reproduce, compile, store or retain any information on any AOL User's hard drive or other component of such AOL User's computer system which would enable IMGIS to associate such AOL User with Demographic Data or to identify such AOL User using
     Demographic Data or any other data or information available to IMGIS. In no event shall IMGIS take any action that would enable IMGIS to identify an AOL User using Demographic Data or any other data or information available to IMGIS, and the Parties agree that any taking by IMGIS of such an action or any attempt by IMGIS to identify, or identification by IMGIS of, any AOL
     User using Demographic Data or other data or information available to IMGIS would constitute a breach by IMGIS of a material obligation hereunder.

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                                                                    CONFIDENTIAL

          (d) To the extent that IMGIS is not prohibited hereunder from recreating, reproducing, compiling, storing or retaining any information on any AOL User's hard drive or other component of such AOL User's computer system, IMGIS shall do so in compliance with generally accepted standards for the protection of individual privacy rights as adopted by TRUSTe or another organization mutually agreeable to the Parties that is similarly dedicated to protecting the privacy rights of individuals who receive interactive advertisements; provided, however, that in no event shall the taking of any such action enable IMGIS to identify such AOL User.

     2.2 AGREEMENT ON IMPLEMENTATION SCHEDULE. Promptly following the execution of this Agreement, the Parties shall commence discussions on the preparation of the Implementation Schedule and shall endeavor to reach agreement on a preliminary Implementation Schedule within 60 days following the commencement of such discussions. The final Implementation Schedule shall be agreed upon by the Parties, and attached as an Exhibit hereto, within 30 days following the date as of which the following conditions precedent are satisfied:

          (a) The mutual determination by the Parties that there is general acceptance of Targeted interactive advertising, as conducted by IMGIS and as contemplated hereunder, in the marketplace of users of the Internet and online services, unless satisfaction of this condition precedent is waived by AOL in its sole discretion; and

          (b) Following the mutual determination described in subpart (a) above or the waiver of such condition precedent by AOL, the receipt by AOL of any and all Third Party consents required for the Provision of Demographic Data to IMGIS, unless satisfaction of this condition precedent is waived by AOL in its sole discretion, in which case the Demographic Data to be Provided pursuant to the Implementation Schedule shall be adjusted accordingly.

     AOL shall deliver promptly to IMGIS a written notice informing IMGIS of the satisfaction or waiver of the foregoing conditions precedent. In no event shall the failure of AOL to deliver such a written notice to IMGIS be deemed to be a waiver by AOL of the foregoing conditions precedent. For purposes of this Agreement, the date as of which the Parties reach agreement on the final Implementation Schedule shall be referred to as the "Commencement Date".

          2.3 DEFINITION OF "DEMOGRAPHIC DATA". For purposes of this Agreement,
     "Demographic Data" means demographic data in the categories set forth below with respect to AOL Users, to the extent such demographic data is known to AOL, which demographic data shall be embodied in codes transmitted by AOL in the three phases set forth below in accordance with the terms of the Implementation Schedule. IMGIS and AOL shall agree on a mutually acceptable mechanism for determining the "not provided" codes specified below.

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                                                                    CONFIDENTIAL
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PHASE I:

Demographic Data in the following categories shall be transmitted in Phase I:


CATEGORY                                SPECIFIC DEMOGRAPHIC DATA

Age                                     Up to twelve ranges as shall be determined by the
                                        Parties; not known; or not provided

Gender                                  Male; female; not known; or not provided

Marital status                          Single; married; divorced; not known; or not provided

Home ownership                          Own; rent; not known; or not provided

Dwelling type                           Single family; attached; apartment; not known; or
                                        not provided

Zip code                                5 digits of zip codes; not known; or not provided

Income                                  $1-$250,000+ by $10,000 increments; not known; or
                                        not provided

Education level (by grade)              High school; some college; college graduate;
                                        postgraduate; not known; or not provided

Occupational codes                      To be provided by IMGIS subject to AOL's agreement;
                                        not known; or not provided

PHASE II:

Demographic Data in the following categories shall be transmitted in Phase II:


CATEGORY                                SPECIFIC DEMOGRAPHIC DATA

Number of children (Age range I)        To be defined in accordance with Metromail Standards;
                                        not known; or not provided

Number of children (Age range II)       To be defined in accordance with Metromail Standards;
                                        not known; or not provided

Number of children (Age range III)      To be defined in accordance with Metromail Standards;
                                        not known; or not provided

Number of children (Age range IV)       To be defined in accordance with Metromail Standards;
                                        not known; or not provided

Car type                                To be defined in accordance with Metromail Standards;
                                        not known; or not provided

Product preference                      To be defined in accordance with Metromail Standards;
(propensity to buy)                     not known; or not provided


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                                                                    CONFIDENTIAL

PHASE III:

Demographic Data in additional categories to be agreed upon by the Parties shall be transmitted in Phase III.

     2.4  NO INDIVIDUAL IDENTIFICATION INFORMATION.

     (a) Notwithstanding the categories of Demographic Data set forth in Section
2.3 above, in no event shall AOL Provide Demographic Data to IMGIS in such groups or combinations of categories that might enable IMGIS to identify the particular AOL User having the characteristics expressed in such Demographic Data. To this end, in the event that at any time there is no more than a Floor Number of AOL Users (as defined below) in any group or combination of categories of Demographic Data to be provided to IMGIS, then AOL shall have the right to reduce the number of categories of Demographic Data in such group or combination, or to aggregate Demographic Data within such group or combination, to the extent necessary to increase the number of AOL Users in such group or combination to a number above the Floor Number or, if this is not possible, then AOL shall have the right to eliminate such group or combination of categories of Demographic Data in its entirety.

     (b) If AOL takes any of the actions provided for in Section 2.4(a) above, in no event shall the taking of such action mean, or be construed to mean, that AOL is Materially Limiting or Prohibiting the use by IMGIS of Demographic Data or be counted along with any other actions toward a determination that AOL is Materially Limiting or Prohibiting the use by IMGIS of Demographic Data.

     (c) For purposes of this Agreement, "Floor Number" means the floor number of AOL Users to be agreed upon by the Parties prior to the Commencement Date, which number may be modified from time to time by mutual agreement of the Parties.

                                   ARTICLE 3
             LIMITATIONS OR PROHIBITIONS ON USE OF DEMOGRAPHIC DATA

     3.1  SPECIFIC INTERACTIVE SITES AND SPECIFIC ADVERTISERS.

     (a) Notwithstanding any provision to the contrary herein, IMGIS shall not use Demographic Data for the purpose of serving Targeted interactive advertisements for or on behalf of:

               (i) Any interactive sites or advertisers that are engaged in the business of pornography or any other business of questionable morality;

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                                                                    CONFIDENTIAL

               (ii) Any interactive sites or advertisers whose sites or
                    advertising would violate AOL's Terms of Service as then in effect as they apply to the distribution of content, advertising and direct marketing and/or the principles underlying such Terms of Service as they apply to the foregoing; or

              (iii) Any one or more of the specific interactive sites and specific advertisers to be listed on Schedule 3.1 attached hereto, which Schedule shall be provided by AOL to IMGIS on or prior to the Commencement Date and which may be modified from time to time by AOL.

     (b) In the event that IMGIS notifies AOL that the aggregate of the dollars received by the specific interactive sites, and the aggregate of the dollars spent on interactive advertising by the specific advertisers, listed on Schedule
3.1 in the then most recent calendar quarter exceeds twenty-five percent (25%) of the sum of (i) the available advertising dollars on the Internet and online interactive services received by interactive sites in such calendar quarter and
(ii) the available advertising dollars on the Internet and online interactive services spent by advertisers in such calendar quarter, in each case as reported by Jupiter's WebTrack (or by any other publication that compiles such information which is mutually agreeable to the Parties), with adjustment for any duplicate counting of such dollar amounts as necessary, then AOL shall have the right to modify Schedule 3.1 so that such 25% threshold is not exceeded and, in the event that AOL does not modify Schedule 3.1 within ten business days of receiving such notification from IMGIS, then, for so long as such 25% threshold is exceeded:

               (i) If such 25% threshold is exceeded by no more than ten percentage points (i.e., is no more than 35%), IMGIS' obligation to guarantee payment to AOL of any Minimum Annual Fees shall be reduced by the percentage equal to the following: (X - 25) divided by 75, where X equals the percentage of the available advertising dollars on the Internet and online interactive services received by the specific interactive sites, and spent by the specific advertisers, listed on Schedule 3.1; or

               (ii) If such 25% threshold is exceeded by more than ten
                    percentage points (i.e., is more than 35%), IMGIS shall not be obligated to guarantee payment to AOL of any Minimum Annual Fees.

     3.2 RIGHTS OF AOL. AOL shall have the right to immediately terminate or defer IMGIS' access to any or all categories of Demographic Data or to immediately limit or prohibit the use by IMGIS of any or all categories of Demographic Data: (a) in the event that AOL receives any adverse publicity, is subject to any law or issued or pending governmental regulation, or is the subject of any pending or threatened governmental

                                       8

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                                                                    CONFIDENTIAL

investigation or legal action, regarding the use or provision of Demographic Data or similar demographic information or which otherwise would limit or prohibit Targeted interactive advertising; or (b) based on AOL policy, as such policy may be modified from time to time in AOL's sole discretion, regarding Targeted interactive advertising or the provision of Demographic Data or similar demographic information. Immediately upon the receipt of notice from AOL that AOL is exercising the foregoing right, IMGIS shall limit or terminate the use of such categories of Demographic Data as indicated by AOL in such notice; provided, however, that AOL shall consult with IMGIS prior to any decision that would materially affect IMGIS' access to Demographic Data. In any event where IMGIS is limited or prohibited from the use of any or all categories of Demographic Data, AOL shall be limited or prohibited during the term of this Agreement from providing any Third Party with access to such Demographic Data or similar demographic information for the purpose of serving Targeted interactive advertisements.

     3.3 DEFINITION OF "MATERIALLY LIMIT OR PROHIBIT". If AOL takes any action (other than action permitted under Section 2.4 above) that would terminate or prohibit IMGIS' access to all categories of Demographic Data with respect to more than fifty percent (50%) of AOL Users, excluding children and other individuals to whom Targeted interactive advertising may be at such time legally prohibited, for more than a period of 30 cumulative days in any calendar year, then, beginning 120 days from the date that AOL restricts IMGIS from such use, AOL shall be deemed to "Materially Limit or Prohibit" the use by IMGIS of Demographic Data for purposes of this Agreement. IMGIS agrees that, in the event that AOL Materially Limits or Prohibits the use by IMGIS of Demographic Data, such action shall in no event constitute, or be deemed to constitute, a breach by AOL of, or failure by AOL to perform, an obligation under this Agreement or under the License Agreement.


                                   ARTICLE 4
                                PAYMENTS BY IMGIS

     4.1 FEES. For all Targeted interactive advertisements served by or on behalf of IMGIS using the IMGIS AdForce System to AOL Users for whom AOL has Provided Demographic Data, IMGIS shall pay to AOL, on a quarterly basis, a fee per advertisement equal to the greater of:

     (a) 5% of the gross amount of the consideration charged by IMGIS for serving such Targeted interactive advertisement (the "Gross Amount"); and

     (b) 35% of the difference between (i) the gross amount of the consideration charged by IMGIS for serving such Targeted interactive advertisement and (ii) the gross amount of the consideration that would have been charged by IMGIS for serving a comparable interactive advertisement using the IMGIS AdForce

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                                                                    CONFIDENTIAL

          System where such interactive advertisement is not Targeted (the "Incremental Revenue Amount");

Provided, however, that, for all such Targeted interactive advertisements served by or on behalf of IMGIS using the IMGIS AdForce System during the first twelve months following the Year One Start Date (as defined below), IMGIS shall pay to AOL a fee per advertisement equal to the greater of (x) 10% of the Gross Amount of such advertisement and (y) 70% of the Incremental Revenue Amount of such advertisement, until such time as AOL has received fees equal to $5 million in the aggregate.

     4.2 FEES IN EVENT OF NONMONETARY OR DISCOUNTED CONSIDERATION. In the event that, in any calendar quarter, IMGIS serves Targeted interactive advertisements using the IMGIS AdForce System to AOL Users for whom AOL has Provided Demographic Data in exchange for nonmonetary consideration or any combination of monetary and nonmonetary consideration, for any consideration below the fair market value of such interactive ad serving services, or for no consideration at all, then IMGIS shall pay to AOL the fee required under Section 4.1 above for each such advertisement based on the gross amount of the fair market value of such interactive ad serving services but in no event shall such payment to AOL be less than the largest payment paid by IMGIS to AOL under Section 4.1 during such quarter. Nothing herein shall limit IMGIS' discretion to grant commercially reasonable discounts.

     4.3 GUARANTEED MINIMUM ANNUAL FEES. So long as AOL is in compliance with all of its material obligations under this Agreement and does not Materially Limit or Prohibit the use by IMGIS of Demographic Data, IMGIS shall guarantee to AOL the payment of the following Minimum Annual Fees payable on a quarterly basis (each such payment being a "Quarterly Portion" of the then applicable Minimum Annual Fee) for Targeted interactive advertisements served by or on behalf of IMGIS using the IMGIS AdForce System to AOL Users for whom AOL has Provided Demographic Data:

          (a) For all such Targeted interactive advertisements served during the twelve month period following the Commencement Date, unless AOL does not Provide Demographic Data to IMGIS within 60 days following the Commencement Date, in which case such date shall be the date as of which AOL first Provides Demographic Data to IMGIS (such date to be referred to as the "Year One Start Date" and such twelve month period to be referred to as "Year One"):

               $4 million;

          (b) For all such Targeted interactive advertisements served during the twelve month period following the first anniversary of the Year One Start Date ("Year Two"):

               The greater of (i) $3 million and (ii) one-half of the aggregate amount of fees payable by IMGIS to AOL for Year One (including

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               any amount payable by IMGIS to meet the Minimum Annual Fee for
               Year One) (such greater amount to be referred to hereafter as the "Year Two Minimum"); and

          (c) For all such Targeted interactive advertisements served during the twelve month period following the second anniversary of the Year One Start Date ("Year Three"):

               The greater of (i) the Year Two Minimum and (ii) one-half of the aggregate amount of fees payable by IMGIS to AOL for Year Two (including any amount payable by IMGIS to meet the Minimum Annual Fee for Year Two);

Provided, however, that, in the event that, at any time during the term of this Agreement, AOL provides access to Demographic Data to an IMGIS Competitor for the purpose of serving Targeted interactive advertisements, then the Quarterly Portion of the Minimum Annual Fee payable by IMGIS at the end of the calendar quarter in which such event occurs shall be reduced ratably by the number of days in such quarter during which AOL provides Demographic Data to such IMGIS Competitor and IMGIS shall not be obligated to guarantee payment to AOL of any Minimum Annual Fees thereafter.

In the event that, in Year One or Year Two (or in Year Three if this Agreement is renewed and requires IMGIS to guarantee payment of a minimum annual fee during such renewal term), IMGIS makes a payment to AOL in excess of the amount of fees due under Section 4.1 in satisfaction of IMGIS' obligation under this
Section 4.3 to guarantee payment of the Minimum Annual Fee for such year (the "Excess Amount"), then IMGIS may recoup such Excess Amount in any subsequent year in which the Agreement remains in effect, including any renewal term, by crediting such Excess Amount against the fees due to AOL in such subsequent year following the payment to AOL in such subsequent year of the Minimum Annual Fee due to AOL for such year and only to the extent that the amount of fees due to AOL in such subsequent year exceeds the Minimum Annual Fee for such year.

     4.4 PAYMENT PROCEDURES.

     (a) IMGIS shall pay to AOL all fees and other amounts due and owing to AOL as described herein for the serving of Targeted interactive advertisements within 60 days of the end of the calendar quarter in which such Targeted interactive advertisements are served using the IMGIS AdForce System, together with a written report (in addition to the report required under Section 2.1(a) above) signed by an officer of IMGIS setting forth the number of Targeted interactive advertisements served during such calendar quarter, the Gross Amount of each such Targeted interactive advertisement, and the Incremental Revenue Amount of each such Targeted interactive advertisement.

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     (b) All payments due to AOL hereunder shall be paid to AOL in U.S. Dollars by wire transfer, or by such other method mutually agreed upon by the Parties, in each case at the expense of IMGIS, for value no later than the due date thereof (with 24 hours advance notice of each wire transfer) to such bank account or accounts as AOL shall designate in writing within a reasonable period of time prior to such due date.

     4.5 LATE PAYMENT. Without limiting AOL's rights to pursue any other remedies at law or in equity, if IMGIS fails to pay any payment required under this Agreement on or before the due date therefor, then IMGIS shall pay annually compounded interest on such amount at an annual rate equal to the lower of (a) the highest rate permitted by applicable law and (b) the lowest prime rate as published by The Wall Street Journal on or nearest to such due date plus three percent (3%), which interest shall accrue from the date the payment not timely made became due until the date such payment is paid in full.

     4.6 APPLICATION OF PAYMENTS. Any payments received by AOL shall be applied first to the satisfaction of the oldest of any unpaid, accrued interest charges and, following payment of all such interest charges, to the satisfaction of the oldest of any unpaid fees or other amounts due hereunder.

     4.7 TAXES. All payments required to be made by IMGIS under this Agreement shall be made free and clear of, and without deduction for, any and all taxes that are levied on the transfer of such payments to AOL. If any withholding or deductions are required by applicable law, payments shall be made such that, after such withholding or deductions, the net amount that AOL receives is equal to the amount due under this Article 4. IMGIS shall file any information or tax returns with respect to such taxes, and IMGIS shall indemnify AOL from any interest or other payments, fines or penalties relating to or resulting from any failure, delay or error of IMGIS in doing so.

     4.8 NO DIVERSION. IMGIS agrees that it shall not knowingly engage in any action or practice that results in reducing any fees or other payment obligations under this Article 4 that otherwise would have been owed to AOL hereunder as consideration for the Provision of Demographic Data to IMGIS.

     4.9 BOOKS AND RECORDS. IMGIS shall keep full, true and accurate books of account containing all particulars and reasonable supporting documentation that may be necessary for the purpose of determining the fees and other amounts payable to AOL hereunder and IMGIS' compliance in other respects with its obligations under this Agreement, including, without limitation, its obligations under Section 2.1 above. All such books of account and reasonable supporting documentation shall be located at the principal place of business of IMGIS and shall be open for inspection for such purpose by AOL or any independent certified public accountant retained by AOL, at a time mutually acceptable to AOL and IMGIS during normal business hours but no more frequently than once each calendar year for three years following the end of the calendar year to which they pertain (and access shall not be denied thereafter if reasonably available). If such records are insufficient for the foregoing purposes or any such inspection discloses an underpayment to AOL of five percent (5%) or more of the amount actually due for any

                                       12
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                                                                    CONFIDENTIAL

quarterly period, then, in addition to any other rights and remedies available to AOL under this Agreement, IMGIS shall pay to AOL the amount of such underpayment as well as the reasonable cost of such inspection promptly following IMGIS' receipt from AOL of the bill or invoice for such inspection.



                                   ARTICLE 5
                                 INDEMNIFICATION

     5.1 INDEMNITY BY IMGIS. AOL shall not be liable to IMGIS, any of its Affiliates or any other Person for, and IMGIS shall indemnify and hold harmless AOL and all AOL Affiliates, and their respective directors, officers, employees and agents (collectively, the "AOL Indemnitees"), from and against any Losses incurred arising out of or resulting from the serving of Targeted interactive advertisements using the IMGIS AdForce System or otherwise from the use of Demographic Data by IMGIS or any of its Affiliates, except to the extent that such Losses arise out of or result from the provision by AOL of Demographic Data that AOL is not permitted to provide to IMGIS.

     5.2 INDEMNITY BY AOL. IMGIS shall not be liable to AOL, any of its Affiliates or any other Person for, and AOL shall indemnify and hold harmless IMGIS and its Affiliates, and their respective directors, officers, employees and agents (collectively, the "IMGIS Indemnitees"), from and against any Losses incurred arising out of or resulting from the provision by AOL of Demographic Data that AOL is not permitted to provide to IMGIS, except to the extent that such Losses arise out of or result from the use of Demographic Data that AOL is permitted to provide by IMGIS or any of its Affiliates.

     5.3 PROCEDURE. Any AOL Indemnitee or IMGIS Indemnitee shall notify IMGIS or AOL, as the case may be (the "Indemnifying Party"), promptly in writing of an indemnifiable claim or cause of action under Section 5.1 or Section 5.2 above upon receiving notice or being informed of the existence thereof; provided, however, that failure to notify the Indemnifying Party of an indemnifiable claim or cause of action shall not relieve the Indemnifying Party of its obligation to provide indemnification hereunder, except to the extent that such failure prejudices the Indemnifying Party's ability to defend or settle such claim or cause of action. The Indemnifying Party shall assume, at its cost and expense, the sole defense of such claim or cause of action through counsel selected by the Indemnifying Party and reasonably acceptable to the other Party, except that in the case of a conflict of interest between the Indemnifying Party and the other Party, the Indemnifying Party shall, at its cost and expense, provide separate counsel for the other Party selected by the other Party. The Indemnifying Party shall maintain control of such defense, including any decision as to settlement; provided that, in the event that the Indemnifying Party does not maintain control of such defense on a timely basis, then, without prejudice to any other rights and remedies available to the other Party under this Agreement, the other Party may take over such defense with counsel of its choosing, at the Indemnifying Party's cost and expense. The other Party may, at its option and expense, participate in the Indemnifying Party's defense, and if the other Party so participates, the

                                       13

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                                                                    CONFIDENTIAL

Parties shall cooperate with one another in such defense. The Indemnifying Party shall bear the total costs of any court award or any settlement of such claim or cause of action approved by the Indemnifying Party and all other costs, fees and expenses related to the resolution thereof (including reasonable attorneys' fees, except for attorneys' fees for which the other Party is responsible in the event that the other Party participates in the Indemnifying Party's defense of such claim or cause of action).



                                   ARTICLE 6
                             LIMITATION ON LIABILITY

         EXCEPT FOR A CLAIM OF INDEMNIFICATION PURSUANT TO ARTICLE 5, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY HEREUNDER FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES.



                                   ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

     7.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party that:

          (a) Such Party has the full corporate right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Party;

          (c) This Agreement has been duly executed and delivered by an authorized officer of such Party, and is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers;

          (d) Except for, in the case of AOL, the Third Party consents referred to in Section 2.2(b) above, such Party's execution, delivery and


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                                                                    CONFIDENTIAL

               performance of this Agreement shall not constitute a breach or default under any contract or agreement to which such Party is a party or by which it is bound or otherwise violate the rights of any Third Party; and

          (e) Except for, in the case of AOL, the Third Party consents referred to in Section 2.2(b) above, no consent, approval or authorization of or from any governmental entity or any other Person not a Party to this Agreement, whether prescribed by law, regulation, contract or agreement, is required for such Party's execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby.

     7.2 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF IMGIS. IMGIS further represents and warrants to AOL that:

          (a) IMGIS is a member of TRUSTe and shall remain a member of TRUSTe or another organization mutually agreeable to the Parties that is similarly dedicated to the protection of the privacy rights of individuals; and

          (b) IMGIS has taken and shall take commercially reasonable steps to ensure the protection of the privacy rights of individuals who receive interactive advertisements served by or on behalf of IMGIS or using the IMGIS AdForce System.

     7.3 DISCLAIMER. AOL HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY DEMOGRAPHIC DATA. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 7, NEITHER PARTY MAKES ANY OTHER WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, AND ALL IMPLIED WARRANTIES, INCLUDING THE WARRANTY OF FITNESS FOR A PARTICULAR USE OR PURPOSE AND THE WARRANTY OF MERCHANTABILITY, ARE HEREBY DISCLAIMED BY THE PARTIES AND EXCLUDED FROM THIS AGREEMENT.


                                   ARTICLE 8
                                 CONFIDENTIALITY

     8.1 CONFIDENTIALITY OBLIGATION. Each of AOL and IMGIS (the "Receiving Party") shall keep, and shall cause their Affiliates to keep, strictly confidential any information disclosed by the other Party (the "Disclosing Party") or otherwise made available to the Receiving Party concerning the Demographic Data to be provided hereunder or either Party's performance of this Agreement or otherwise concerning

                                       15

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                                                                    CONFIDENTIAL

the business, operations, trade secrets or other proprietary information of the Disclosing Party (whether in written media or otherwise) ("Confidential Information"), using at least the same degree of care that it uses to protect its own confidential or proprietary information. "Confidential Information" shall not include information: (a) which is or becomes generally available to the public other than as a result of disclosure thereof by the Receiving Party;
(b) which is lawfully received by the Receiving Party on a nonconfidential basis from a Third Party that is not itself under any obligation of confidentiality or nondisclosure to the Disclosing Party or any other Person with respect to such information; or (c) which is independently developed by the Receiving Party.

     8.2 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Receiving Party shall use Confidential Information solely for the purposes of this Agreement and the transactions contemplated hereby and shall not disclose or disseminate any Confidential Information to any Person at any time, except for disclosure to its Affiliates and to those of its own and its Affiliates' directors, officers, employees, accountants, attorneys, advisers and agents whose duties reasonably require them to have access to such Confidential Information, provided that such directors, officers, employees, accountants, attorneys, advisers and agents are bound to maintain the confidentiality of such Confidential Information to the same extent as if they were Parties hereto.

     8.3 EXCEPTION. The foregoing confidentiality and nondisclosure obligations shall not apply to Confidential Information which is required to be publicly disclosed by law or by regulation; provided, however, that, in such event, the Receiving Party provides the Disclosing Party with prompt advance notice of such disclosure so that the Disclosing Party has the opportunity if it so desires to seek a protective order or other appropriate remedy.

     8.4 SURVIVAL. The confidentiality and nondisclosure obligations of this
Article 8 shall survive the expiration or termination of this Agreement.



                                   ARTICLE 9
                              TERM AND TERMINATION

     9.1 TERM. This Agreement shall commence as of the date hereof and, unless otherwise terminated in accordance with Section 9.2 or 9.3 below, shall remain in full force and effect for the earlier of: (a) three years following the Year One Start Date; and (b) four years following the date hereof. Thereafter, this Agreement may be renewed on a year-to-year basis at the option of AOL on the same terms, except that the Parties shall negotiate mutually acceptable minimum annual fees to be payable by IMGIS in consideration for Targeted interactive advertisements served during such renewal period by or on behalf of IMGIS using the IMGIS AdForce System to AOL Users for whom AOL has Provided Demographic Data. In the event that AOL desires to exercise this option, AOL shall notify IMGIS in writing of its desire to renew this Agreement at least 90 days prior to the end of the initial term of this Agreement or any renewal term thereof.

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     9.2 TERMINATION RIGHTS OF EITHER PARTY. Either Party shall have the right to terminate this Agreement in the event of the breach by the other Party of, or the failure of the other Party to perform, any of its material obligations hereunder and the failure to remedy such breach or nonperformance within 60 days following the receipt of written notice of such breach or nonperformance from the nonbreaching Party. Such termination shall be immediately effective upon the receipt by the breaching or nonperforming Party of written notice of termination from the nonbreaching Party.

     9.3 ADDITIONAL TERMINATION RIGHTS OF AOL.

          (a) In addition to the right of termination provided in Section 9.2 above, AOL shall have the right to terminate this Agreement, at any time following the earlier of (i) the first anniversary of the Year One Start Date and (ii) the second anniversary of the date hereof, in the event that AOL has received an offer from a Third Party seeking access to Demographic Data on terms that are, and for financial consideration that is, more favorable than the terms and financial consideration provided by IMGIS to AOL in this Agreement and, within ten business days after the receipt from AOL of notice of such Third Party offer, IMGIS has refused to modify this Agreement to match the terms and financial consideration of such Third Party offer or has failed to respond to the AOL notice. Such termination shall be immediately effective upon the receipt by IMGIS of written notice of termination from AOL and the receipt by IMGIS of: (i) $12,000,000, in the event that the termination notice is delivered by AOL to IMGIS at any time during Year Two or, if the second anniversary of the date hereof occurs earlier than the first anniversary of the Year One Start Date, during the twelve month period following the second anniversary of the date hereof; or (ii) $6,000,000, in the event that the termination notice is delivered by AOL to IMGIS at any time during Year Three or, if the second anniversary of the date hereof occurs earlier than the first anniversary of the Year One Start Date, during the twelve month period following the third anniversary of the date hereof.

          (b) In addition to the right of termination provided in Section 9.2 above, AOL shall have the right to terminate this Agreement in the event of a "License Agreement Material Breach" by IMGIS. For purposes of this Agreement, a "License Agreement Material Breach" means the breach by IMGIS of, or the failure of IMGIS to perform, any of its material obligations under the License Agreement, the failure of IMGIS to remedy such breach or nonperformance within 60 days following the receipt of written notice of such breach or nonperformance from AOL, and, in the event that such breach or nonperformance is disputed by the Parties, the final determination of such breach or nonperformance by a court of competent jurisdiction from which no further appeal may be taken. Such termination shall be immediately effective upon the receipt by IMGIS of written notice of termination from AOL.

     9.4 SURVIVAL. All rights granted to and obligations undertaken by the Parties hereunder shall terminate immediately upon the expiration or termination of this Agreement except for the following, which shall survive according to their terms:

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                                                                    CONFIDENTIAL

          (a)  The obligations of IMGIS under Section 2.1(c);

          (b) The obligation of IMGIS to pay to AOL any and all fees and other payments accrued under Article 4;

          (c) The right of AOL to inspect the books and records of IMGIS as provided in Section 4.9;

          (d) The indemnification obligations of Article 5 and the limitation on liability of Article 6;

          (e)  The confidentiality and nondisclosure obligations of Article 8;
               and

          (f) The provisions of Sections 10.2, 10.3, 10.5, 10.14 and 10.15 below.

In addition, expiration or termination of this Agreement shall not affect the remedies of the Parties otherwise available at law or in equity in relation to any rights accrued under this Agreement prior to expiration or termination.



                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1 RELATIONSHIP OF THE PARTIES. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency or joint venture relationship between the Parties hereto.

     10.2 APPLICABLE LAW. This Agreement shall be governed by the laws of the Commonwealth of Virginia applicable to contracts made and to be performed entirely within such jurisdiction and without giving effect to the choice or conflict of laws rules or principles of the Commonwealth of Virginia or of any other jurisdiction.

     10.3 CONSENT TO JURISDICTION. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and of any United States federal court sitting in the Commonwealth of Virginia in any action or proceeding arising out of or relating to this Agreement, and irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in any such Virginia or United States federal court. Each Party further agrees that service of any process, summons, notice or document by registered mail to the address of such Party set forth in Section
10.5 below shall be effective service of process for any action or proceeding brought against such Party in any such court. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any such court and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in any inconvenient forum. Each Party further agrees that a final, nonappealable judgment in any such action

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or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law.

     10.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts and may be executed by facsimile. All counterparts shall collectively constitute one and the same Agreement.

     10.5 NOTICES. In any case where any notice or other communication is required or permitted to be given hereunder, such notice or communication shall be in writing and deemed to have been duly given and delivered (a) if delivered in person, on the date of such delivery, (b) if sent by confirmed facsimile transmission (with answer back received), on the date of such facsimile transmission, or (c) if sent by overnight express or registered or certified mail (with return receipt requested), on the date of receipt of such mail, and shall be sent to the following address (or such other address as either Party may designate from time to time in writing):

             If to AOL:

             America Online, Inc.
             22000 AOL Way
             Dulles, VA  20166
             Telephone:      (703) 265 2365
             Telefax:        (703) 265 1202
             Attention:      Senior Vice President, Business Affairs

             Copy to:

             America Online, Inc.
             22000 AOL Way
             Dulles, VA  20166
             Telephone:      (703) 265 2120
             Telefax:        (703) 265 2208
             Attention:      General Counsel

             If to IMGIS:

             Imgis, Inc.
             10101 N. DeAnza Boulevard
             Suite 210
             Cupertino, CA  95014
             Telephone:      (408) 873-3680
             Telefax:        (408) 873-3690
             Attention:      Charles W. Berger

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             Copy to :

             Fenwick & West LLP
             Two Palo Alto Square
             Palo Alto, CA  94306
             Telephone:      (650) 494-0600
             Telefax:        (650) 494-1417
             Attention:      Gordon K. Davidson

     10.6 FORCE MAJEURE. If any circumstance beyond the reasonable control of either Party occurs which delays or renders impossible the performance of that Party's obligations under this Agreement on the dates herein provided, such obligation shall be postponed for such time as such performance necessarily has had to be suspended or delayed on account thereof, provided such Party shall notify the other Party in writing as soon as practicable, but in no event more than ten days after the occurrence of such force majeure. In such event, the Parties shall meet promptly to determine an equitable solution to the effects of any such event, provided that such Party who fails because of force majeure to perform its obligations hereunder shall upon the cessation of the force majeure take all reasonable steps within its power to resume with the least possible delay compliance with its obligations. Events of force majeure shall include, without limitation, war, revolution, invasion, insurrection, riots, mob violence, sabotage or other civil disorders, acts of God, limitations imposed by exchange control regulations or foreign investment regulations or similar regulations, laws, regulations or rules of any government or governmental agency, and any inordinate and unanticipated delays in the regulatory review or governmental approval process that are within the control of such government or governmental agency.

     10.7 BINDING EFFECT; ASSIGNMENT. This Agreement may not be assigned, in whole or in part, by either Party without the prior written consent of the other Party, and any attempted assignment without such consent shall be null and void. An assignment of this Agreement requiring the consent of the other Party shall include, without limitation: (i) the acquisition by a Third Party of more than fifty percent (50%) of the voting power of the assigning Party; (ii) the acquisition by a Third Party of all or substantially all of the assets of the assigning Party; and (iii) the consummation of a merger, consolidation or similar corporate transaction of the assigning Party with or into a Third Party where the voting securities of the assigning Party outstanding immediately prior to consummation of such transaction are converted into cash or securities possessing less than fifty percent (50%) of the voting power of the surviving entity; provided, however, that such consent shall not be unreasonably withheld and provided, further, that IMGIS agrees, by way of example, that, if AOL is the other Party whose consent is being sought, it shall not be unreasonable for AOL to withhold its consent if the Third Party is a competitor of AOL (e.g., if the Third Party engages in a business that competes with the AOL Network) or if the Third Party is engaged in the business of pornography or any other business of questionable morality. Any assignment by IMGIS in violation of this Section 10.7 shall constitute a breach by IMGIS of a material obligation hereunder for which AOL shall have the right, notwithstanding the provisions of Section 9.2 above, to immediately terminate this Agreement without allowance of any period to remedy such breach, such termination

                                                                    CONFIDENTIAL

to be immediately effective upon the receipt by IMGIS of written notice of termination from AOL; provided, however, that in the event that any such assignment occurs as the result of the consummation of a merger, consolidation or similar corporate transaction as described in subpart (iii) above, then AOL's sole remedy in such event shall be such right of termination. This Agreement shall inure to the benefit of and be binding upon each of the Parties hereto and their respective successors and permitted assigns.

     10.8 ENTIRE AGREEMENT. The terms and conditions herein contained constitute the entire agreement between the Parties relating to the subject matter of this Agreement and shall supersede all previous communications between the Parties with respect to the subject matter of this Agreement, except for the Letter Agreement between the Parties dated as of April 14, 1998 and the Confidential Non-Disclosure Agreement between the Parties dated as of April 15, 1998, each of which shall survive according to their terms. Neither Party has entered into this Agreement in reliance upon any representation, warranty, covenant or undertaking of the other Party that is not set out or referred to in this Agreement.

     10.9 RECITALS, SCHEDULES AND EXHIBIT. The recitals set forth at the start of this Agreement along with the Schedule attached, and the Schedule and Exhibit to be attached, to this Agreement and the terms and conditions incorporated in such recitals, Schedules and Exhibit shall be deemed integral parts of this Agreement, and all references in this Agreement to this Agreement shall encompass such recitals, Schedules and Exhibit and the terms and conditions incorporated in such recitals, Schedules and Exhibit.

     10.10 AMENDMENT. This Agreement may be varied, amended or extended only by the written agreement of the Parties through their duly authorized officers or representatives, specifically referring to this Agreement.

     10.11 SEVERABILITY. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "invalid provision"), then such provision shall be severed from this Agreement and shall be inoperative, and the Parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible, while the remaining provisions of this Agreement shall remain binding on the Parties hereto.

     10.12 HEADINGS. The descriptive headings of the several articles and sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     10.13 NO WAIVER OF RIGHTS. No failure or delay on the part of either Party in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or of any other right or power. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder.

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     10.14 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. All rights and remedies granted to either Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies otherwise available to such Party at law or in equity. The Parties agree that any breach by either Party of, or failure of either Party to perform, any obligation under this Agreement shall constitute immediate and irreparable damage to the other Party which cannot be fully and adequately compensated in money damages and that, in the event of such breach or failure, the other Party shall be entitled to injunctive relief and specific performance in addition to any other remedies to which it may be entitled at law or in equity.

     10.15 CONFIDENTIALITY OF AGREEMENT. Each Party shall maintain the confidentiality of this Agreement and all provisions of this Agreement and, without the prior consent of the other Party, neither Party shall make any press release or other public announcement of or otherwise disclose this Agreement or any of its provisions to any Third Party (a) other than to its Affiliates and to its own and its Affiliates' directors, officers, employees, attorneys and accountants, and to the lead underwriter engaged by IMGIS in connection with any offering of securities of IMGIS, whose duties reasonably require familiarity with this Agreement, provided that such Persons (including any such lead underwriter) are bound to maintain the confidentiality of this Agreement, and
(b) except for such disclosure as may be required by applicable law or regulation, in which case the disclosing Party shall provide the other Party with prompt advance notice of such disclosure so that the other Party has the opportunity if it so desires to seek a protective order or other appropriate remedy; provided that, in connection with any offering of securities of IMGIS, IMGIS shall provide in advance to AOL for review the form and content of any disclosure of this Agreement or any of its provisions that may be required by applicable law or regulation and, to the extent consistent with its disclosure obligations under applicable law, include such modifications to such disclosure as may be reasonably requested by AOL (except that IMGIS may file this Agreement as an exhibit to its registration statement if it would constitute a "material agreement" under applicable law or regulation and IMGIS shall use its reasonable best efforts to obtain confidential treatment of the portions of this Agreement that meet the SEC qualifications for confidential treatment if so requested by
AOL). The confidentiality obligations of this Section 10.15 would apply, inter alia, to any disclosure by IMGIS of this Agreement or of any provisions of this Agreement to any customer or potential customer of IMGIS and any such disclosure would constitute a breach of this Section 10.15. The Parties agree that any breach of the provisions of this Section 10.15 by either Party, including, without limitation, by any directors, officers or employees of such Party, would constitute a breach by such Party of a material obligation hereunder for which the other Party shall have the right, notwithstanding the provisions of Section
9.2 above, to immediately terminate this Agreement without allowance of any period to remedy such breach, such termination to be immediately effective upon the receipt by the breaching Party of written notice of termination from the nonbreaching Party.

     10.16 USAGE. Wherever any provision of this Agreement uses the term "including" (or "includes"), such term shall be deemed to mean "including without limitation" and "including but not limited to" (or "includes without limitation"

                                                                    CONFIDENTIAL

and "includes but is not limited to") regardless of whether the words "without limitation" or "but not limited to" actually follow the term "including" (or "includes").

                                                                    CONFIDENTIAL


         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                     AMERICA ONLINE, INC.


                                     By: /s/ David M. Colburn
                                         ---------------------------------
                                         David M. Colburn
                                         Senior Vice President, Business Affairs



                                     IMGIS, INC.


                                     By: /s/ Charles W. Berger
                                         ---------------------------------
                                         Charles W. Berger
                                         Chairman and Chief Executive Officer

                                                                    CONFIDENTIAL

                                  SCHEDULE 1.13

                                IMGIS COMPETITORS


DoubleClick
NetGravity
AdFinity
Accipiter
Engage
AdSmart
FlyCast
MatchLogic
24/7
Zulu Technology
IPro
NetPerceptions
AdKnowledge
RealMedia
Yahoo
Excite

                                                                    CONFIDENTIAL

                                  SCHEDULE 3.1

               SPECIFIC INTERACTIVE SITES AND SPECIFIC ADVERTISERS


                    [To be Provided by AOL on or Prior to the
                               Commencement Date]

                                                                    CONFIDENTIAL
                                     EXHIBIT

                             IMPLEMENTATION SCHEDULE


                    [To be attached on the Commencement Date]